Exhibit 10.4

Execution Version

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) dated as of September 7, 2016, is entered into by and between ICC Holdings, Inc., a Pennsylvania corporation (the “Company”), Illinois Casualty Company, an Illinois mutual insurance company (“Illinois Casualty”), and the individuals and accounts listed on the signature page hereto (each, a “Clinton-Flood Standby Purchaser” and together, the “Clinton-Flood Standby Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company proposes, as soon as practicable after the Registration Statement, as defined herein, becomes effective, to distribute to Eligible Members, as defined herein, of Illinois Casualty non-transferable rights (the “Rights”) to subscribe for and purchase up to 3,680,000 shares of Common Stock of the Company (the “Shares”) at a subscription price (the “Subscription Price”) of $10.00 per share (such offering, the “Subscription Offering”) in accordance with the Plan of Conversion, as defined herein, adopted by Illinois Casualty; and

WHEREAS, contemporaneously with the Subscription Offering, the Company will offer the Shares to the public at the Subscription Price (the “Community Offering”); and

WHEREAS, the Company has requested the Clinton-Flood Standby Purchasers to agree to purchase from the Company in the Community Offering upon expiration of the Subscription Offering, and the Clinton-Flood Standby Purchasers are willing to so purchase at the Subscription Price, up to a certain number of Shares not purchased in connection with the Subscription Offering; and

WHEREAS, the Company has requested that a limited number of other investors (the “Other Standby Purchasers” and, together with the Clinton-Flood Standby Purchasers, collectively, the “Standby Purchasers”) to agree to purchase from the Company in the Community Offering upon expiration of the Subscription Offering, and the Other Standby Purchasers are willing to so purchase at the Subscription Price, up to a certain number of Shares not purchased in connection with the Subscription Offering;

WHEREAS, each of the Clinton-Flood Standby Purchasers has a substantive pre-existing relationship with the Company; and

WHEREAS, the Company may engage Griffin Financial Group, LLC (“Griffin”) and other FINRA member broker-dealers to offer any of the Shares not sold in the Subscription Offering and the Community Offering to the public in a syndicated offering (the “Syndicated Offering” and together with the Subscription Offering and the Community Offering, the “Offerings”).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

“90-Day Limit” shall have the meaning given to such term in Section 9(c)(ii) hereof.

“Adjusted Shareholders’ Equity” shall mean the amount equal to (a) the Company’s shareholders’ equity (determined without regard to its accumulated other comprehensive income), each as calculated in accordance with GAAP, as reported in any Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed by the Company with the Commission (each, the “Applicable Filing”), less (b) the net proceeds from any offering of Equity Securities following the Closing Date, plus (c) the aggregate purchase amount of all repurchases of Equity Securities since the Closing Date through the date of the Applicable Filing by the Company, Illinois Casualty, their respective subsidiaries or the ESOP.

“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become Affiliates of any Person subsequent to the date hereof.

“Aggregate Maximum Standby Purchase Commitment” shall have the meaning given to such term in Section 2(b) hereof.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Associate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become Associates of any Person subsequent to the date hereof.

“Bankruptcy and Equity Exception” shall have the meaning given to such term in Section 3(b) hereof.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the Commonwealth of Pennsylvania.

“Candidate” shall have the meaning given to such term in Section 13(b)(vi) hereof.

“Clinton Maximum Standby Purchase Commitment” shall mean the sum of the number of Shares set forth opposite each Clinton Standby Purchaser’s name on the signature page hereto.

“Clinton Standby Purchasers” shall mean those Clinton-Flood Standby Purchasers identified on Schedule 1 hereto.

“Clinton-Flood Standby Purchaser” and “Clinton-Flood Standby Purchasers” shall have the meaning set forth in the preamble hereof.

“Closing” shall mean the closing of the purchase described in Section 2 hereof, which shall be held at 10:00 a.m. Eastern Time on the Closing Date at the offices of Stevens & Lee, 620 Freedom Business Center, King of Prussia, Pennsylvania 19406, or such other time and place as may be agreed to by the parties hereto.

“Closing Date” shall mean the date on which the closing of the sale of the Shares pursuant to the Offerings takes place.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

“Company” shall have the meaning set forth in the preamble hereof.

“Conversion Plan Approval” shall mean the approval of the Plan of Conversion by the Department and the requisite vote of the Voting Members.

“Department” shall mean the Illinois Insurance Department.

“Designated Securities” shall have the meaning given to such term in Section 11(b) hereof.

“Disability” shall mean the inability of a Kevin Clinton, for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, to perform his duties as a result of such him becoming physically or mentally incapacitated as determined in good faith by the Board.

“Eligible Members” shall mean the members of Illinois Casualty eligible to purchase Shares in the Subscription Offering.

“Equity Securities” shall include (i) any Common Stock, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, shares of the Common Stock (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any shares of the Common Stock, and (iv) any such warrant or right.

“ESOP” shall mean the employee stock ownership plan to be established by the Company prior to the commencement of the Offerings.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Financial Statements” has the meaning set forth in Section 3(g) hererof.

“First Offer Termination Event” shall mean the earliest to occur of (a) the seventh anniversary of the Closing Date, or (b) the first date upon which the Clinton-Flood Standby Purchasers together no longer beneficially owns shares of the Common Stock representing more than five percent (5%) of the issued and outstanding shares of the Common Stock.

“Flood Maximum Standby Purchase Commitment” shall mean the sum of the number of Shares set forth opposite each Flood Standby Purchaser’s name on the signature page hereto.

“Flood Standby Purchasers” shall mean those Clinton-Flood Standby Purchasers identified on Schedule 2 hereto.

“GAAP” shall mean the current accounting principles generally accepted in the United States of America, consistently applied by the Company with prior practice.

“Griffin” shall have the meaning set forth in the recitals hereof.

“Governmental Entity” shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality, other than the Department.

“Gross Up Right” shall have the meaning given to such term in Section 11(a) hereof.

“Illinois Casualty” shall have the meaning set forth in the recitals hereof.

“including” shall mean including, without limitation.

“Law” shall have the meaning given to such term in Section 6(d) hereof.

“Material Adverse Effect” shall mean (a) a material adverse effect on the financial condition, or on the earnings, operations, assets, business or prospects of the Company, Illinois Casualty and their respective subsidiaries taken as a whole, or (b) the failure of Aaron K. Sutherland to continue to serve in his current executive role with the Company; provided, however, that in determining whether a Material Adverse Effect has occurred under clause (a), there shall be excluded any effect to the extent resulting from (i) actions or omissions of the Company or Illinois Casualty expressly required or contemplated by the terms of this Agreement, (ii) changes after the date hereof in general economic conditions in the United States, including financial market volatility or downturn, (iii) changes after the date hereof affecting generally the industries or markets in which the Company and Illinois Casualty operate, (iv) acts of war, sabotage or terrorism, military actions or the escalation thereof, or outbreak of hostilities, (v) any changes after the date hereof in applicable laws or accounting rules or principles, including changes in GAAP, or (vi) the announcement or pendency of the transactions contemplated by this Agreement; provided further, however, that any circumstance, event, change, development or effect referred to in clauses (ii), (iii), (iv) and (v) shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such circumstance, event, change, development or effect has a disproportionate effect on the Company and Illinois Casualty compared to other participants in the industries or markets in which the Company and Illinois Casualty operate.

“Maximum Standby Purchase Commitment” shall have the meaning given to such term in Section 2(a) hereof.

“No Recommendation Notice” shall have the meaning given to such term in Section 13(b)(i) hereof.

“Nominating Committee” shall have the meaning given to such term in Section 13(b)(i) hereof.

“Nominee List” shall have the meaning given to such term in Section 13(b)(i) hereof.

“non-public information” shall have the meaning given to such term in Section 6(d) hereof.

“Offer Period” shall have the meaning given to such term in Section 11(b) hereof.

“Offered Shares” shall have the meaning given to such term in Section 9(d) hereof.

“Offering Expiration Date” shall mean the date on which the Offerings expire.

“Other Purchase Agreements” shall have the meaning given to such term in Section 2(b) hereof.

“Other Standby Purchasers” shall have the meaning set forth in the recitals hereof.

“Person” shall mean individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Plan of Conversion” shall mean the plan of conversion adopted by Illinois Casualty in connection with its conversion from a mutual insurance company to a stock insurance company pursuant to Section 59.1 of the Illinois Insurance Code, 215 ILCS 5/59.1.

“Prospectus” shall mean the final Prospectus included in the Registration Statement for use in connection with the Offerings.

“Public Sale Notice” shall have the meaning given to such term in Section 9(d) hereof.

“Purchased Shares” shall have the meaning given to such term in Section 2(a) hereof.

“Registration Statement” shall mean the Company’s Registration Statement on Form S-1 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the shares of Common Stock to be issued in the Offerings will be registered pursuant to the Securities Act.

“Replacement Director” shall have the meaning given to such term in Section 13(b) hereof.

“Representatives” shall have the meaning given to such term in Section 6(d) hereof.

“Rights” shall have the meaning set forth in the recitals hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shares” shall have the meaning set forth in the recitals hereof.

“Standby Purchasers” shall have the meaning set forth in the recitals hereof.

“Standstill Termination Event” shall mean the earliest to occur of (a) the seventh anniversary of the Closing Date, or (b) the date on which the Company includes a balance sheet in a filing with the Commission in which the Adjusted Shareholders’ Equity at the end of such fiscal quarter is less than 85% of the Starting Shareholders’ Equity.

“Starting Shareholders’ Equity” shall mean the amount equal to (a) Illinois Casualty’s members’ equity (determined without regard to its accumulated other comprehensive income), each as calculated in accordance with GAAP, for the fiscal quarter ending immediately prior to the Closing Date (the “Measurement Date”), plus (b) the net proceeds from the Offerings, including the net proceeds from the Standby Purchasers.

“Statutory Financial Statements” has the meaning set forth in Section 3(h) hereof.

“Subscription Agent” shall have the meaning set forth in Section 6(a)(vi) hereof.

“Subscription Offering” shall have the meaning set forth in the recitals hereof.

“Subscription Price” shall have the meaning set forth in the recitals hereof.

“Transfer” shall have the meaning set forth in Section 9(a) hereof.

“Unsubscribed Shares” shall mean the number of Shares not purchased in connection with the Subscription Offering.

“Voting Members” shall mean the members of Illinois Casualty eligible to vote to adopt and approve the Plan of Conversion.

“VWAP Price” shall mean the average of daily volume weighted average price of the Common Stock on the NASDAQ Stock Market for the 20 trading days immediately preceding the date of the Public Sale Notice.

Section 2. Standby Purchase Commitment.

(a) Subject to the terms, conditions and limitations of this Agreement and to the availability of Shares after purchases made in the Subscription Offering, each Clinton-Flood Standby Purchaser agrees to purchase from the Company, at the Subscription Price, such number of Shares up to the number set forth opposite such Clinton-Flood Standby Purchaser’s name on the signature page hereto (together, the “Maximum Standby Purchase Commitment”) as may be determined pursuant to Sections 2(b) and 2(c) hereof (such number of Shares purchased being the “Purchased Shares”).

(b) The number of Shares to be sold by the Company to the Clinton-Flood Standby Purchasers pursuant to this Agreement and to the Other Standby Purchasers pursuant to purchase agreements nearly identical to this Agreement (the “Other Purchase Agreements”) shall be 1,400,000 (the “Aggregate Maximum Standby Purchase Commitment”).

(c) Subject to the terms of this Agreement, if the number of Unsubscribed Shares is

(i) equal to or greater than the Aggregate Maximum Standby Purchase Commitment, then (A) the Clinton Standby Purchasers jointly and severally agree to purchase from the Company a number of Shares equal to the Clinton Maximum Standby Purchase Commitment at the Subscription Price per Share and (B) the Flood Standby Purchasers jointly and severally agree to purchase from the Company a number of Shares equal to the Flood Maximum Standby Purchase Commitment at the Subscription Price per Share, or

(ii) greater than zero but less than the Aggregate Maximum Standby Purchase Commitment, then

(A) the Clinton Standby Purchasers jointly and severally agree to purchase from the Company, at the Subscription Price per Share, a number of Unsubscribed Shares equal to (x) if the total of the Maximum Standby Purchase Commitments of the Clinton-Flood Standby Purchasers is an amount greater than the Unsubscribed Shares, the product of (I) the proportion of the total of the Maximum Standby Purchase Commitments of the Clinton Standby Purchasers represented by such Clinton Standby Purchaser’s Maximum Standby Purchase Commitment, expressed as a fraction, multiplied by (II) the number of Unsubscribed Shares, or (y) in any other case under this clause (ii), such Clinton Standby Purchaser’s Maximum Standby Purchase Commitment;

(B) concurrently, the Flood Standby Purchasers jointly and severally agree to purchase from the Company, at the Subscription Price per Share, a number of Unsubscribed Shares equal to (x) if the total of the Maximum Standby Purchase Commitments of the Clinton-Flood Standby Purchasers is an amount greater than the Unsubscribed Shares, the product of (I) the proportion of the total of the Maximum Standby Purchase Commitments of the Flood Standby Purchasers represented by such Flood Standby Purchaser’s Maximum Standby Purchase Commitment, expressed as a fraction, multiplied by (II) the number of Unsubscribed Shares, or (y) in any other case under this clause (ii), such Flood Standby Purchaser’s Maximum Standby Purchase Commitment; following which purchase the number of Unsubscribed Shares shall be reduced by the number of Shares purchased by the Clinton-Flood Standby Purchasers under clauses (A) and (B) of this Section 2(c)(ii); and

(C) if, following the purchase of Shares by the Clinton-Flood Standby Purchasers pursuant to clauses (A) and (B) of this Section 2(c)(ii), the number of Unsubscribed Shares is greater than zero, then each of the Other Standby Purchasers agrees to purchase from the Company at the Subscription Price per Share a number of Shares equal to the product of (x) the number of Unsubscribed Shares and (y) the quotient obtained by dividing the (I) their respective Maximum Standby Purchase Commitment by (II) the difference between the Aggregate Maximum Standby Purchase Commitment and the Maximum Standby Purchase Commitment of the Clinton-Flood Standby Purchasers.

(d) Payment of the Subscription Price for the Purchased Shares shall be made, on the Closing Date, against delivery of certificates or a book entry statement evidencing the Purchased Shares, in United States dollars by means of a wire transfer of immediately available funds.

Section 3. Representations and Warranties of the Company. The Company represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made as of such date) to the Clinton-Flood Standby Purchasers as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Illinois Casualty is a mutual insurance company duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The copies of the organizational documents of the Company and Illinois Casualty which have been provided to the Clinton-Flood Standby Purchasers are complete and correct and in full force and effect. The Company has no joint venture or similar arrangement, no subsidiaries, no significant assets or liabilities, and it is not engaged in any business.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to (i) the application of bankruptcy, receivership, conservatorship, reorganization, insolvency and similar laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought (clauses (i) and (ii) collectively, the “Bankruptcy and Equity Exception”).

(c) The authorized capital of the Company consists of (i) 10,000,000 shares of Common Stock, none of which shares were issued and outstanding as of the date of this Agreement, and (ii) 1,000,000 shares of preferred stock, none of which preferred stock has been issued, as of the date hereof. Except for equity awards to be granted to management upon completion of the Offerings as described in the Registration Statement and the Other Purchase Agreements, there are no options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

(d) At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement becomes effective and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by any of the Clinton-Flood Standby Purchasers for use in the Registration Statement or in the Prospectus.

(e) All of the Shares and the Purchased Shares will have been duly authorized for issuance prior to the Closing (assuming the Conversion Plan Approval has been obtained), and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of the Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Articles of Incorporation, as amended, the Company’s bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

(f) Neither the execution, delivery or performance of this Agreement or the Plan of Conversion by the Company or Illinois Casualty, nor the consummation by the Company or Illinois Casualty of the transactions contemplated hereby or thereby, will: (i) conflict with or result in any breach of any provisions of the organizational documents of the Company or Illinois Casualty; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or Illinois Casualty is a party or by which it or any of their properties or assets may be bound; (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, Illinois Casualty or any of their properties or assets; (iv) result in the creation or imposition of any lien on any asset of the Company or Illinois Casualty; or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the Company or Illinois Casualty to conduct its business as currently conducted, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have or be reasonably likely to result in a Material Adverse Effect. Except for the Conversion Plan Approval, no vote of any member or holder of any other interest of Illinois Casualty (equity or otherwise), is required to consummate the transactions contemplated by this Agreement or the Plan of Conversion.

(g) Illinois Casualty has delivered to the Clinton-Flood Standby Purchasers complete and correct copies of the Financial Statements. The Financial Statements have been derived from the accounting books and records of Illinois Casualty and have been prepared on a basis consistent with GAAP, subject, in the case of interim unaudited Financial Statements, only to normal recurring year-end adjustments. The Financial Statements present fairly in all material respects the consolidated financial position of Illinois Casualty as at the respective dates thereof, and the consolidated statements of income, cash flow and equity included in the Financial Statements present fairly in all material respects the consolidated results of operations, cash flows and consolidated equity of Illinois Casualty for the respective periods indicated. The term “Financial Statements” means the unaudited consolidated financial statements of Illinois Casualty as at and for the three-month period ended March 31, 2016 and the audited consolidated financial statements of Illinois Casualty as at and for the years ended December 31, 2015, December 31, 2014 and December 31, 2013, including in each case a consolidated balance sheet and consolidated statements of income, cash flow and equity, as previously made available to the Clinton-Flood Standby Purchasers.

(h) The annual statements of Illinois Casualty for the years ended December 31, 2015, December 31, 2014 and December 31, 2013 and the quarterly statements of Illinois Casualty for the quarters ended March 31, June 30, and September 30, 2015 and March 31, 2016 as filed with the Department (collectively, together with all exhibits and schedules thereto, the “Statutory Financial Statements”) have been prepared in accordance with the accounting practices prescribed or permitted by the Department, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Statutory Financial Statements present fairly in all material respects the financial position and the results of operations for Illinois Casualty as of the dates and for the periods therein in accordance with such accounting practices. Illinois Casualty has made available to the Clinton-Flood Standby Purchasers true and complete copies of all examination reports of the Department and any insurance regulatory agencies since January 1, 2013, relating to Illinois Casualty. Illinois Casualty has delivered to the Clinton-Flood Standby Purchasers true and complete copies of the Statutory Financial Statements.

(i) Since December 31, 2015, there has been no event or condition that, individually or in the aggregate, has had (or is reasonably likely to result in) a Material Adverse Effect, and Illinois Casualty has in all material respects conducted its business in the ordinary course consistent with past practice.

(j) Except for insurance claims litigation arising in the ordinary course of business for which adequate reserves have been established, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any Government Entity or before any arbitrator) pending or, to the knowledge of Illinois Casualty, threatened against or affecting Illinois Casualty, the outcome of which would individually or in the aggregate have or be reasonably likely to result in a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Government Entity or arbitrator outstanding against Illinois Casualty that would individually or in the aggregate have or be reasonably likely to result in a Material Adverse Effect.

(k) The aggregate reserves of Illinois Casualty as recorded in the Financial Statements and Statutory Financial Statements have been determined in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). The insurance reserving practices and policies of Illinois Casualty have not changed, in any material respect, since December 31, 2015, and the results of the application of such practices and policies are reflected in the Financial Statements and Statutory Financial Statements. All reserves of Illinois Casualty set forth in the Financial Statements and Statutory Financial Statements are fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the State of Illinois, except where the failure to so state such reserves or meet such requirements would not have or be reasonably likely to result in a Material Adverse Effect.

(l) No Other Standby Purchaser has the benefit of any term or condition of purchase of Common Stock that is more favorable to such Other Standby Purchaser than the terms and conditions of purchase afforded to the Clinton-Flood Standby Purchasers in this Agreement.

Section 4. Representations and Warranties of the Clinton-Flood Standby Purchasers. The Clinton Standby Purchasers, jointly and severally (and not together with the Flood Standby Purchasers) represent and warrant as to the Clinton Standby Purchasers only, and the Flood Standby Purchasers, jointly and severally (and not together with the Clinton Standby Purchasers) represent and warrant as to the Flood Standby Purchasers only, as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made as of such date) to the Company as follows:

(a) Each Clinton-Flood Standby Purchaser, if an entity, is duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction in which it is organized and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Assuming the correctness of the representations and warranties made by the Company in Section 3 hereof, the execution and delivery of this Agreement by the Clinton-Flood Standby Purchasers and performance by the Clinton-Flood Standby Purchasers of the transactions contemplated hereby have been duly authorized by all necessary corporate or, if such Clinton-Flood Standby Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Clinton-Flood Standby Purchaser, and no further consent or authorization in connection therewith is required by the Clinton-Flood Standby Purchasers, their respective board of directors or shareholders, or if the Clinton-Flood Standby Purchasers are not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Clinton-Flood Standby Purchaser.

(b) This Agreement has been duly and validly authorized, executed and delivered by each Clinton-Flood Standby Purchaser, and when delivered by such Clinton-Flood Standby Purchaser in accordance with the terms of this Agreement, will constitute the legal, valid and binding obligations of such Clinton-Flood Standby Purchaser, enforceable against such Clinton-Flood Standby Purchaser in accordance with its respective terms, subject to the Bankruptcy and Equity Exception.

(c) The Clinton-Flood Standby Purchasers were contacted by the Company or Griffin with respect to a potential investment in the Shares. Each of the Clinton-Flood Standby Purchasers understands that such Clinton-Flood Standby Purchaser is acquiring the Purchased Shares in the ordinary course of its/his/her business directly from the Company (and not from Griffin), as principal for its/his/her own account, with no present intention of dividing its/his/her participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. Each of the Clinton-Flood Standby Purchasers does not presently have any agreement or understanding, directly or indirectly, with any Person to: (i) distribute any of the Purchased Shares; (ii) hold or to dispose of the Purchased Shares; or (iii) acquire any Purchased Shares from any other Person other than from the Company pursuant to this Agreement. Notwithstanding the foregoing, except as otherwise set forth in this Agreement, by making the representations herein, each of the Clinton-Flood Standby Purchasers does not agree to hold any of the Purchased Shares for any minimum or other specific term.

(d) Each of the Clinton-Flood Standby Purchasers is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Each of the Clinton-Flood Standby Purchasers is not a registered broker-dealer under Section 15 of the Exchange Act, or an unregistered broker-dealer engaged in the business of being a broker-dealer.

(e) Each of the Clinton-Flood Standby Purchasers is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Each of the Clinton-Flood Standby Purchasers understands that the Purchased Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations.

(g) Each of the Clinton-Flood Standby Purchasers believes that he/she/it is not a “group” within the meaning of Section 13(d)(3) of the Exchange Act with any Other Standby Purchasers.

Section 5. Deliveries at Closing.

(a) At the Closing, the Company shall deliver to the Clinton-Flood Standby Purchasers the following:

(i) a certificate or certificates or a book entry statement representing the number of shares of Common Stock issued to the Clinton-Flood Standby Purchasers pursuant to Section 2 hereof; and

(ii) a certificate of an officer of the Company certifying on its behalf to the effect that the conditions set forth in Sections 8(a) and 8(c) have been satisfied on and as of the Closing Date.

(b) At the Closing, the Clinton Standby Purchasers shall jointly and severally deliver to the Company the following:

(i) payment of the Subscription Price of the Shares purchased by the Clinton Standby Purchasers, as set forth in Section 2(a) hereof; and

(ii) a certificate of R. Kevin Clinton, on behalf of all the Clinton Standby Purchasers, certifying to the effect that the conditions set forth in Sections 8(b) (with respect to compliance by the Clinton Standby Purchasers) and 8(c) have been satisfied on and as of the Closing Date.

(c) At the Closing, the Flood Standby Purchasers shall jointly and severally deliver to the Company the following:

(i) payment of the Subscription Price of the Shares purchased by the Flood Standby Purchasers, as set forth in Section 2(a) hereof; and

(ii) a certificate of Annette Flood, on behalf of all the Flood Standby Purchasers, certifying to the effect that the conditions set forth in Sections 8(b) (with respect to compliance by the Flood Standby Purchasers) and 8(c) have been satisfied on and as of the Closing Date.

Section 6. Covenants.

(a) The Company agrees as follows between the date hereof and the Closing Date:

(i) to as soon as reasonably practical file with the Commission the Registration Statement;

(ii) to use reasonable best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practical;

(iii) to use reasonable best efforts to effectuate the Offerings;

(iv) as soon as reasonably practical after the Company is advised or obtains knowledge thereof, to advise the Clinton-Flood Standby Purchasers with a confirmation in writing, of (A) the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as practical;

(v) to operate the Company’s business, and cause Illinois Casualty to operate its business, in the ordinary course of business consistent with past practice;

(vi) to notify, or to cause the subscription agent for the Subscription Offering (the “Subscription Agent”) to notify, the Clinton-Flood Standby Purchasers on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by the Clinton-Flood Standby Purchasers, of the aggregate number of Shares known by the Company or the Subscription Agent to have been subscribed for or ordered in the Subscription Offering as of the close of business on the preceding Business Day or the most recent practical time before such request, as the case may be;

(vii) not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for shares of Common Stock issuable in the Offerings and equity awards to management as described in the Registration Statement;

(viii) not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock or shares of the Company’s preferred stock;

(ix) not to declare or pay any dividends or repurchase any shares of Common Stock or shares of the Company’s preferred stock; and

(x) not to incur any indebtedness or guarantees thereof, other than trade payables in the ordinary course of business and consistent with past practice.

(b) The Clinton Standby Purchasers, jointly and severally (and not together with the Flood Standby Purchasers), and the Flood Standby Purchasers, jointly and severally (and not together with the Clinton Standby Purchasers), agree as follows between the date hereof and the Closing Date:

(i) it shall be a condition precedent to the obligations of the Company to complete the registration or qualification pursuant to Section 6(a) hereof that the Clinton-Flood Standby Purchasers shall timely furnish to the Company in writing such information regarding itself/himself/herself and the distribution proposed by the Clinton-Flood Standby Purchasers as shall be reasonably requested by the Company and as shall be required to effect such registration or qualification and shall timely execute a consent by R. Kevin Clinton to be named as a director; and

(ii) to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement and the qualification of the resale of the Purchased Shares under applicable “blue sky” laws hereunder.

(c) Each of the Clinton-Flood Standby Purchasers and the Company will cooperate with the other and use commercially reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the Commission, the Department and any other third parties or Governmental Entities, necessary or desirable to consummate the purchase of the Purchased Shares by the Clinton-Flood Standby Purchasers contemplated by this Agreement. The Clinton-Flood Standby Purchasers and the Company will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of the Clinton-Flood Standby Purchasers or the Company to the Department or Governmental Entity in connection with the purchase of the Purchased Shares by the Clinton-Flood Standby Purchasers as contemplated by this Agreement. The Clinton-Flood Standby Purchasers shall notify the Company promptly of the receipt of any comments of the Department or Governmental Entity with respect to such filings.

(d) After the Closing and during such periods when Mr. Clinton is not serving on the Board, if and for so long as the Clinton-Flood Standby Purchasers beneficially own two percent (2.0%) of the issued and outstanding shares of the Common Stock and a Standstill Termination Event has not occurred, the Company shall provide one representative designated by the Clinton-Flood Standby Purchasers with reasonable opportunities upon reasonable notice and during regular business hours to discuss with the senior management of the Company at least on a quarterly basis, the business and operations of the Company, with at least one of those meetings each year to be held, if requested by the representative of the Clinton-Flood Standby Purchasers, in-person at the Company’s offices or such other mutually agreeable location. Each of the Clinton-Flood Standby Purchasers hereby acknowledges that he/she/it is aware, and each agrees that it will advise their respective representatives, agents, advisors, Affiliates and Associates who are informed as to the matters which are the subject of this provision (collectively, its “Representatives”), that the United States securities laws prohibit any Person who has received material, non-public information concerning the Company or the matters which are the subject of this provision from purchasing or selling securities of the Company or from communicating such information to any other Person. Each of the Clinton-Flood Standby Purchasers agrees, and shall instruct its Representatives, to (i) keep such non-public information provided by the Company strictly confidential, (ii) use the same degree of care to protect such non-public information as each would use to protect its own non-public information of a similar nature, but in no event with less than reasonable care, and (iii) not disclose the non-public information in any manner whatsoever to any Person other than another Clinton-Flood Standby Purchaser, except with the specific prior written consent of the Company. As used in this Section 6(d), “non-public information” shall not include information which (a) is or becomes public knowledge other than as a result of a breach of the obligations of the Clinton-Flood Standby Purchasers or their respective Representatives (as defined below); (b) was known to a Clinton-Flood Standby Purchaser prior to the date of this Agreement, except as provided to the Clinton-Flood Standby Purchasers pursuant to a confidentiality agreement with Illinois Casualty; (c) becomes available without restriction from a third party not known by the disclosing Clinton-Flood Standby Purchaser to be under any confidentiality obligation to the Company with respect thereto; or (d) is developed by the disclosing Clinton-Flood Standby Purchaser or its Representatives without use of the Company’s non-public information. In the event that a Clinton-Flood Standby Purchaser or any of its Representatives are requested or required by law, regulation, deposition, interrogatory, request for documents, subpoena, civil investigative demand, administrative regulatory requirement, order, decree or the rules of any applicable stock exchange or similar legal process (collectively, “Law”) to disclose any of the foregoing non-public information, such Clinton-Flood Standby Purchaser shall (or will direct its Representatives to) provide the Company with prompt prior written notice of such requirement to the extent permissible under applicable Law and reasonably practicable under the circumstances in order to enable the Company to (A) seek an appropriate protective order or other remedy or (B) waive compliance, in whole or in part, with the terms of this Agreement; and such Clinton-Flood Standby Purchaser or such Representative shall consult and reasonably cooperate with the Company, at the Company’s expense, with respect to taking steps to resist or narrow the scope of such request or requirement. If, in the absence of a protective order, such Clinton-Flood Standby Purchaser or such Representative are nonetheless, upon the advice of counsel of such Clinton-Flood Standby Purchaser or such Representative, as applicable, required by applicable Law to disclose the foregoing non-public information, such Clinton-Flood Standby Purchaser or such Representative shall (I) furnish only that portion of the foregoing non-public information that, based upon advice of legal counsel, is legally required, (II) give advance notice to the Company of the information to be disclosed as far in advance as is legally permissible and practical, and (III) exercise commercially reasonable efforts, at the Company’s expense, to obtain reliable assurance that confidential treatment will be accorded such non-public information.

(e) The Company shall at all times reserve and hold available sufficient number of shares of Common Stock to satisfy its obligations under this Agreement.

Section 7. Public Statements. Neither the Company nor the Clinton-Flood Standby Purchasers shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable.

Section 8. Conditions to Closing.

(a) The obligations of the Clinton-Flood Standby Purchasers to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) the representations and warranties of the Company in Section 3 shall be true and correct in all respects as of the date hereof and at and as of the Closing Date as if made on such date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (and except that (1) representations and warranties made as of a specified date shall be true and correct as of such date and (2) the representations and warranties of the Company set forth in Sections 3(a), 3(b), 3(c), 3(e), 3(f)(i) and 3(i) shall be true and correct in all respects);

(ii) the Company and Illinois Casualty shall have performed in all material respects all of their respective obligations under this Agreement required to be performed on or prior to the Closing Date;

(iii) the Company shall have caused R. Kevin Clinton to be appointed to the Board effective as of the Closing Date;

(iv) as of the Closing Date, none of the following events shall have occurred and be continuing: (A) trading in the Common Stock shall have been suspended by the Commission or trading in securities generally on The New York Stock Exchange or The Nasdaq Capital Market shall have been suspended or limited or minimum prices shall have been established on either such exchange, (B) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, or (C) there shall have occurred any material outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets;

(v) the gross proceeds from the Offerings, including the purchases by the Other Standby Purchasers and assuming the purchase of the Purchased Shares by the Clinton-Flood Standby Purchasers, is equal to or less than $35,000,000; and

(vi) since the date of this Agreement, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) The representations and warranties of the Clinton-Flood Standby Purchasers in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date); and

(ii) the Clinton-Flood Standby Purchasers shall have performed in all material respects all of their respective obligations under this Agreement required to be performed on or prior to the Closing Date.

(c) The obligations of each of the Company and the Clinton-Flood Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Offerings are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) no judgment, injunction, decree or other legal restraint shall be outstanding, nor shall any action, suit, claim, investigation or other legal proceeding be pending that would reasonably be expected to prohibit, or have the effect of rendering unachievable, the consummation of the Offerings or the transactions contemplated by this Agreement;

(ii) the Registration Statement shall have been filed with the Commission and declared effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with;

(iii) at least two-thirds of the votes cast by the Voting Members voting at the meeting of the Voting Members called for such purpose shall have voted to adopt and approve the Plan of Conversion and the transactions contemplated thereunder;

(iv) all consents and approvals of the Department and any other regulatory body or agency necessary to consummate the transactions contemplated by this Agreement shall have been obtained and all notice and waiting periods required by law to pass after receipt of such approvals or consents shall have passed; and

(v) the Shares shall have been authorized for listing on the Nasdaq Capital Market.

Section 9. Restrictions on Transfer.

(a) Except as set forth in Section 9(c), the Clinton-Flood Standby Purchasers shall not, and shall ensure that their respective Affiliates do not, directly or indirectly, purchase, sell, transfer, assign, lend, convey, gift, mortgage, pledge, encumber, hypothecate or otherwise dispose of, directly or indirectly (“Transfer”), any shares of the Common Stock. Any purported Transfers of shares of the Common Stock in violation of this Section 9 shall be null and void and no right, title or interest in or to such shares shall be Transferred to the purported transferee, buyer, donee, assignee or encumbrance holder. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such purported Transfer in its stock records. Following the Closing Date, the Clinton Standby Purchasers, jointly and severally (and not together with the Flood Standby Purchasers) agree as to the Clinton Standby Purchasers only, and the Flood Standby Purchasers, jointly and severally (and not together with the Clinton Standby Purchasers) agree as to the Flood Standby Purchasers only, to cooperate with the Company as reasonably requested by the Company in connection with the qualification of the resale of the Purchased Shares under the Securities Act and applicable “blue sky” laws hereunder.

(b) Each of the Clinton-Flood Standby Purchasers understands and agrees that the Purchased Shares will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and any of the Clinton-Flood Standby Purchasers. The legend shall be removed to permit Transfers made in accordance with Sections 9(c)(ii), 9(c)(iii) and 9(c)(iv) unless prohibited by the Securities Act. Alternatively, upon receipt of certifications from the Clinton-Flood Standby Purchasers reasonably satisfactory to the Company’s counsel, the Company shall cause the legend to be removed in accordance with, and pursuant to, Rule 144 promulgated under the Securities Act and any other applicable federal and state securities laws.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED AND/OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS PROVIDED THAT AT THE ISSUER’S REQUEST, THE TRANSFEROR THEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER) TO THE EFFECT THAT SUCH SECURITIES MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, OR (C) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(c) The provisions of Section 9(a) hereof shall not apply to any of the following Transfers by the Clinton-Flood Standby Purchasers of any shares of Common Stock:

(i) (A) such Clinton-Flood Standby Purchaser’s spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons (collectively, “Family Members”), (B) a trust under which the distribution of such shares of Common Stock may be made only to such Clinton-Flood Standby Purchaser and/or any Family Member of such Clinton-Flood Standby Purchaser, (ii) another Clinton-Flood Standby Purchaser, (iii) a charitable remainder trust, the income from which will be paid to such Clinton-Flood Standby Purchaser, if a natural person, during his or her life, (iv) a corporation, partnership or limited liability company, the shareholders, partners or members of which are only the Clinton-Flood Standby Purchasers and/or Family Members of the Clinton-Flood Standby Purchasers, or (v) by will or by the laws of intestate succession, to such Clinton-Flood Standby Purchaser’s executors, administrators, testamentary trustees, legatees or beneficiaries; provided, that such Clinton-Flood Standby Purchaser who Transfers any shares of Common Stock hereunder shall remain bound by the provisions of this Sections 9 and Section 10 hereof and will be treated as a Clinton Standby Purchaser or Flood Standby Purchaser, as applicable, hereunder;

(ii) beginning on the third anniversary of the Closing Date, by offering or selling to any Persons (other than to Persons pursuant to clause (i) above) shares of Common Stock pursuant to Section 9(d) hereof not more than six and one-quarter percent (6-1/4%) of the number equal to the Purchased Shares (as may be reduced by sales pursuant to Section 9(c)(iv) hereof) every ninety (90) days (the “90-Day Limit”);

(iii) any sale pursuant to a tender or exchange offer to an acquiror seeking to acquire 100% of the Common Stock of the Company that has been approved by the Board prior to such sale; and

(iv) if and for so long as the Clinton-Flood Standby Purchasers together beneficially own any shares of the Common Stock and a First Offer Termination Event has not occurred, following the death or Disability of R. Kevin Clinton, the Clinton Standby Purchasers, including Mr. Clinton’s executors, administrators and testamentary trustees, may Transfer his or her Purchased Shares by offering or selling to any Persons (other than to Persons party hereto) shares of Common Stock pursuant to Section 9(d) hereof not more than six and one-quarter percent (6-1/4%) of the number equal to such Clinton Standby Purchaser’s Purchased Shares every ninety (90) days beginning, unless an earlier date has been approved by a majority of the members of the Board other than Mr. Clinton or the Replacement Director, (A) one year following such death or Disability, if such event occurs during the first year following the Closing Date, (B) six months following such death or Disability, if such event occurs during the second year following the Closing Date, or (C) beginning following such death or Disability, if such event occurs during the third year following the Closing Date.

(d) If and for so long as the Clinton-Flood Standby Purchasers together beneficially own any shares of the Common Stock and a First Offer Termination Event has not occurred, each Clinton-Flood Standby Purchaser shall provide the Company with not less than thirty (30) days prior written notice (the “Public Sale Notice”) on each occasion before offering to sell to any Persons (other than to Persons party hereto or pursuant to Section 9(c)(i)) any shares of Common Stock that it is permitted to sell under the Securities Act (the “Offered Shares”). Either the Company or the ESOP shall have a right to purchase individually or together, in either case on or before the expiration of such thirty (30) days, all or any portion of such Offered Shares at a price per share equal to the greater of (i) the VWAP Price, or (ii) the product obtained by multiplying the percentage set forth in the chart below and the Company’s then book value as calculated in accordance with GAAP for the most recent quarter preceding the date of the Public Sale Notice by at least forty-five (45) days. The chart for the foregoing sentence is as follows:

Time Period for Receipt of Public Sale Notice		Percentage
Beginning on the third anniversary of the Closing Date and ending on the day immediately prior to the fourth anniversary of the Closing Date	-	85%

Beginning on the fourth anniversary of the Closing Date and ending on the day immediately prior to the fifth anniversary of the Closing Date	-	90%

Beginning on the fifth anniversary of the Closing Date and thereafter	-	95%

If the Company and the ESOP fail (A) to exercise the foregoing right with respect to such Offered Shares within thirty (30) days after receipt of the Public Sale Notice or (B) to complete the purchase of such Offered Shares (including obtaining any required regulatory approvals) within seventy-five (75) days of receipt of such Public Sale Notice, such Clinton-Flood Standby Purchaser may sell such Offered Shares in the market in accordance with Sections 9(c)(ii) or 9(c)(iv) hereof. Any repurchase by the Company pursuant to this Section 9(d) is subject to the prior approval of the Department, to the extent required under applicable Illinois law governing mutual-to-stock conversions or distributions by Illinois Casualty. Any purchase by the ESOP pursuant to this Section 9(d) is subject to the satisfaction any fiduciary duty imposed by Employee Retirement Income Security Act of 1974, as amended, or regulations promulgated thereunder on the trustee(s) of the ESOP.

Section 10. Post-Closing Standstill Provision. If and for so long as the Clinton-Flood Standby Purchasers together beneficially own two percent (2.0%) of the issued and outstanding shares of the Common Stock and a Standstill Termination Event has not occurred, the Clinton Standby Purchasers, jointly and severally (and not together with the Flood Standby Purchasers) agree as to the Clinton Standby Purchasers only, and the Flood Standby Purchasers, jointly and severally (and not together with the Clinton Standby Purchasers) agree as to the Flood Standby Purchasers only, that, without the prior written consent of the Board as specifically expressed in a resolution adopted by a majority of the entire membership of the Board (other than a designee of any of the Standby Purchasers), neither they, nor any of their respective Affiliates or Associates nor any Person acting at their direction or on their behalf, will, directly or indirectly:

(a) with respect to the Company or Common Stock, make, engage or in any way participate in, directly or indirectly, any “solicitation” (as such term is used in the proxy rules of the Commission) of proxies or consents (whether or not relating to the election or removal of directors); seek to advise, encourage or influence any Person with respect to the voting of any Common Stock (other than Affiliates or Associates); initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the Commission) shareholders of the Company for the approval of shareholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act, or otherwise, or cause or encourage or attempt to cause or encourage any other Person to initiate any such shareholder proposal; otherwise communicate with the Company’s shareholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act; or participate in, or take any action pursuant to, any “shareholder access” proposal which may be adopted by the Commission, whether in accordance with previously proposed Rule 14a-11 or otherwise;

(b) seek, propose, or make any statement with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates or Associates;

(c) except as otherwise permitted by this Agreement, acquire, offer or propose to acquire, or agree to acquire (except by way of stock dividends, stock splits, reverse stock splits or other distributions or offerings made available to holders of any shares of Common Stock generally), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, any shares of Common Stock, Equity Securities, or any loans, debt securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the loans, debt securities, equity securities or assets of the Company or any of its subsidiaries; provided, however, that the designee of the Clinton-Flood Standby Purchasers may receive shares of Common Stock as compensation for his or her service on the Board in accordance with the Company’s policies applied to all directors;

(d) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any shares of Common Stock, other than a group composed solely of the Clinton-Flood Standby Purchasers and the Clinton-Flood Standby Purchasers’ Family Members;

(e) deposit any shares of Common Stock in any voting trust or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of any shares of Common Stock unless the parties to such voting trust or agreement consist solely of Clinton-Flood Standby Purchasers and the Clinton-Flood Standby Purchasers’ Family Members and such entity agrees to a joinder with the Company to be bound by all of the terms and conditions of this Agreement;

(f) act alone or in concert with others to control or seek to control, or influence or seek to influence, the management, the Board or policies of the Company;

(g) make any demand or request for any shareholder list, or any related material, or for the books and records of the Company or its Affiliates;

(h) seek, alone or in concert with others, election or appointment to or representation on, or nominate or, except as otherwise permitted by this Agreement, propose the nomination of any candidate to, the Board, or seek the removal of any member of the Board, in a manner inconsistent with this Agreement;

(i) have any discussions or communications, or enter into any arrangements, understanding or agreements (whether written or oral) with, or knowingly instigate, advise, finance, assist or encourage, any other Person in connection with any of the foregoing (including by granting any waiver to any legal, financial, public relations, proxy solicitation or other firm that represented or was engaged by the Clinton-Flood Standby Purchasers, their respective Affiliates, Associates or any of their legal counsel with respect to the Company, which waiver would permit any such firm to represent any Person in connection with matters relating to the Company), or make any investment in or enter into any arrangement with any other Person that engages, or offers or proposes to engage, in any of the foregoing;

(j) make or disclose any statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require waiver, amendment, nullification or invalidation of, any provision of this Agreement or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition; or

(k) otherwise take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing.

Notwithstanding any other provision of this Agreement (including this Section 10), (a) R. Kevin Clinton, during the term of his service as a director of the Company, shall not be prohibited from acting as a director and complying with his fiduciary duties as a director of the Company, in accordance with all policies and procedures adopted by the Board, including any disclosure policies, and (b) a Clinton-Flood Standby Purchaser is not restricted in any way by this Section 10 from having discussions or communications with other Clinton-Flood Standby Purchasers.

Section 11. Post-Closing Pre-Emptive Rights.

(a) Subject to applicable securities laws, other than the Offerings, following the Closing Date, the Clinton-Flood Standby Purchasers shall have the right to purchase (its “Gross Up Right”) their respective pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 11(e) hereof. The pro rata share of a Clinton-Flood Standby Purchaser is equal to the ratio of (i) the total number of outstanding shares of the Common Stock that such Clinton-Flood Standby Purchaser is deemed to be a holder immediately prior to the issuance of such Equity Securities to (ii) the total number of shares of the outstanding Common Stock (including all shares of the Common Stock issued or issuable upon conversion of any securities convertible into the Common Stock or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.

(b) If the Company proposes to issue any Equity Securities, it shall give the Clinton-Flood Standby Purchasers written notice of its intention, describing the Equity Securities and the price and the terms and conditions upon which the Company proposes to issue the same. The Clinton-Flood Standby Purchasers shall have twenty (20) days from the receipt of such notice (the “Offer Period”) to notify the Company in writing that it/he/she intends to exercise its/his/her Gross Up Right and as to the amount of Equity Securities the Clinton-Flood Standby Purchaser intends to purchase, up to the maximum calculated in accordance with Section 11(a) hereof (the “Designated Securities”); provided, however, that if providing the Clinton-Flood Standby Purchasers twenty (20) days’ notice to respond is not practicable, the Company may provide an earlier deadline for the Clinton-Flood Standby Purchasers to respond to such notice but giving the Clinton-Flood Standby Purchasers the maximum number of days to respond as is practicable but in any event not fewer than five (5) days’ notice. Such notice shall constitute a non-binding indication of interest of the Clinton-Flood Standby Purchasers to purchase the amount of Designated Securities specified by the Clinton-Flood Standby Purchasers (or a proportionately lesser amount if the amount of Equity Securities to be offered if such offering of Equity Securities is subsequently reduced) at the price (or range of prices) and other terms set forth in the Company’s notice to it. The failure to respond during the Offer Period constitutes a waiver of its/his/her Gross Up Right in respect of such offering. Each of the Clinton-Flood Standby Purchasers participating in the purchase shall execute a binding agreement to purchase any such Equity Securities within thirty (30) days after expiration of the Offer Period, and any Equity Securities that such Clinton-Flood Standby Purchasers indicated it/he/she would purchase but that are not covered by a binding purchase agreement at such time may be sold to other Persons, unless the failure to execute such an agreement is attributable to actions of the Company, in which case the Company shall have the right to sell the Equity Securities to other Persons if it/he/she shall not have executed such an agreement within the later of (i) five (5) Business Days after the reason for such delay has been resolved or (ii) thirty (30) days after expiration of the Offer Period. The Board shall use commercially reasonable efforts to approve any sales to the Clinton-Flood Standby Purchasers pursuant to this Section 11, including for purposes of exempting any such sales to R. Kevin Clinton and any Replacement Director under Rule 16b-3 promulgated by the Securities and Exchange Commission. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Clinton-Flood Standby Purchasers if it would cause the Company to be in violation of applicable federal securities or insurance regulatory laws by virtue of such offer or sale.

(c) The Company shall have 180 days after expiration of the Offer Period to sell any Equity Securities in respect of which the Clinton-Flood Standby Purchasers’ Gross Up Rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Clinton-Flood Standby Purchasers pursuant to Section 11(b) hereof. If the Company has not sold such Equity Securities within 180-day period, the Company shall not thereafter issue or sell any Equity Securities, without first offering such Equity Securities to the Clinton-Flood Standby Purchasers in the manner provided above.

(d) The Gross Up Rights provided by this Section 11 shall not apply to, and shall terminate upon the earlier of (a) the first date upon which the Clinton-Flood Standby Purchasers together no longer beneficially own shares of the Common Stock representing more than five percent (5%) of the issued and outstanding shares of the Common Stock immediately prior to an issuance contemplated under Section 11(a) hereof, (b) the date of any breach by the Clinton-Flood Standby Purchasers of any material obligation under this Agreement that remains uncured after fifteen (15) days’ notice thereof, or (c) the end of the Standstill Period.

(e) The provisions in this Section 11 shall not apply to any issuance of Equity Securities by the Company (i) to employees, consultants, officers or directors of the Company or any of its subsidiaries for the primary purpose of soliciting or retaining their employment or services or in a transaction or pursuant to management or employee agreements, incentive programs or stock purchase or equity compensation plans approved by the Board (including any such programs or plans in existence on the date hereof), (ii) by the Company to a third party as consideration in connection with (but not in connection with raising capital to fund) (A) a strategic business combination or other merger, acquisition or disposition transaction, partnership, joint venture, strategic alliance or investment by the Company or similar non-capital raising transaction approved by the Board, or (B) an investment by the Company or its subsidiaries approved by the Board in any party which is not prior to such transaction an Affiliate of the Company (whether by merger, consolidation, sale or exchange of stock, sale of assets or securities, or otherwise), (iii) as part of any offering registered under the Securities Act; provided, that the Clinton-Flood Standby Purchasers shall not be precluded by the Company, its underwriter(s) or its agent(s) in connection with such offering from purchasing in such offering, and the Company shall use commercially reasonable efforts to cause its underwriter(s) or agent(s) engaged in connection with such offering to allocate shares, on the same terms and conditions offered to the public, a sufficient number of Designated Securities, so as to maintain its/his/her pro rata share of all Equity Securities, (iv) upon the exercise, conversion or exchange of options, warrants or similar rights or other convertible securities, and (v) in connection with any stock split, stock dividend paid on a proportionate basis to all holders of the affected class of capital stock or recapitalization approved by the Board.

Section 12. Post-Closing Voting. If and for so long as the Clinton-Flood Standby Purchasers together beneficially own two percent (2.0%) of the issued and outstanding shares of the Common Stock and a Standstill Termination Event has not occurred, and subject to the final proviso of this paragraph, each of the Clinton-Flood Standby Purchasers shall vote and cause to be voted all shares of Common Stock beneficially owned by such Clinton-Flood Standby Purchasers (a) for persons nominated and recommended by the Board for election as directors of the Board and against any Person nominated for election as a director by any other Person and (b) as directed or recommended by the Board with respect to any proposal presented at any meeting of the Company’s shareholders, including, but not limited to (i) the entire slate of directors recommended for election by the Board to the shareholders of the Company at any meeting of the Company’s shareholders at which any directors are elected, (ii) any shareholder proposal submitted for a vote at any meeting of the Company’s shareholders, and (iii) any proposal submitted by the Company for a vote at any meeting of the Company’s shareholders relating (A) to the appointment of the Company’s accountants or (B) an equity compensation plan of the Company and/or any material revisions thereto; provided, however, that the Clinton-Flood Standby Purchaser shall not be bound to vote in accordance with the foregoing provisions if the Company is in violation of a material obligation of the Agreement that remains uncured after fifteen (15) days’ notice thereof or if such proposal (1) would have a disproportionate effect on such Clinton-Flood Standby Purchaser compared to (x) all of the Other Standby Purchasers as a group, or (y) all of the other holders of the Common Stock as a group, or (2) (other than the matters specified in clause (1)) requires approval of a related party transaction between the Company and its Affiliate other than as set forth in clauses (a), (b)(i), (b)(ii), and (b)(iii).

Section 13. Nomination and Directorship.

(a) If and for so long as the Clinton-Flood Standby Purchasers together beneficially own two percent (2.0%) of the issued and outstanding shares of the Common Stock and a Standstill Termination Event has not occurred, the Nominating Committee of the Board and the Board will nominate, recommend and support R. Kevin Clinton (or any Replacement Director) for election at each annual meeting of the shareholders of the Company. The Company agrees to solicit proxies for Mr. Clinton (or any Replacement Director) in any year in which Mr. Clinton (or any Replacement Director) is so nominated and include him in the Board’s slate of nominees for election as directors of the Company in the same manner as it does for all of the Board’s other nominees for election as directors.

(b) The Company and the Clinton-Flood Standby Purchasers agree that if Mr. Clinton is unable to serve as a director, resigns as a director or is removed as a director, and the Clinton-Flood Standby Purchasers are otherwise entitled to a director pursuant to Section 13(a), the Clinton-Flood Standby Purchasers shall have the ability to recommend a Candidate for approval by the Board pursuant to the process described in this Section 13(b), in good faith after exercising its fiduciary duties, which approval shall not be unreasonably withheld, to serve as a replacement on the Board for Mr. Clinton or any successor to Mr. Clinton’s Board seat appointed pursuant to this Section 13 (the “Replacement Director”).

(i) Within a reasonable period of time following such occurrence, the Clinton-Flood Standby Purchasers shall supply the nominating committee of the Board (the “Nominating Committee”) with a list of not less than three persons for consideration by the Nominating Committee for appointment to the Board (the “Nominee List”). The Nominating Committee shall, within fifteen (15) business days after receipt of the Nominee List, consider each Candidate included in the Nominee List in good faith and either recommend a Candidate for appointment by the Board or inform the Clinton-Flood Standby Purchasers by written notice that it has no such recommendation for the Board (a “No Recommendation Notice”).

(ii) Upon receipt of a No Recommendation Notice, the Clinton-Flood Standby Purchasers may, within a reasonable period of time following receipt of such No Recommendation Notice, supply the Nominating Committee with a second Nominee List. The Nominating Committee shall, within fifteen (15) business days after receipt of a second Nominee List, consider and make a determination in the same manner described in clause (i) above to either recommend a Candidate from such Nominee List for appointment by the Board or deliver to the Clinton-Flood Standby Purchasers a No Recommendation Notice.

(iii) Upon receipt of a second No Recommendation Notice, the Clinton-Flood Standby Purchasers shall, within a reasonable period of time following receipt of such No Recommendation Notice, supply the Nominating Committee with a third Nominee List. The Nominating Committee shall, within fifteen (15) business days after receipt of a third Nominee List, consider and make a determination in the same manner described in clause (i) above to either recommend a Candidate from such Nominee List for appointment by the Board or deliver to the Clinton-Flood Standby Purchasers a No Recommendation Notice.

(iv) Within fifteen (15) business days after receipt of a third No Recommendation Notice, the Clinton-Flood Standby Purchasers and the Company shall request a list of at least five (5) persons qualified to be a Candidate from the National Association of Corporate Directors. The Clinton-Flood Standby Purchasers shall choose at least three (3) of the persons supplied by the National Association of Corporate Directors and include them in a final Nominee List submitted to the Nominating Committee. The Nominating Committee shall, within fifteen (15) business days after receipt of the Nominee List, consider each Candidate included in the final Nominee List in the same manner described in clause (i) above and shall recommend a Candidate from the final Nominee List for appointment by the Board.

(v) The Board shall vote on the appointment of a Candidate recommended by the Nominating Committee to the Board as the Replacement Director no later than ten (10) business days after receipt of the Nominating Committee’s recommendation of such Candidate; provided, however, that if the Board does not elect such Replacement Director to the Board, the parties shall continue to follow the procedures of this Section 13(b) until a Replacement Director is elected to the Board.

(vi) The Clinton-Flood Standby Purchasers shall not include any candidate (a “Candidate”) on any Nominee List furnished pursuant to this Section 13(b) unless (A) such Candidate has business experience appropriate for service on the board of directors of an insurance company and a public company, (B) such Candidate is an individual of high caliber and national reputation (to the extent reasonably available), (C) such Candidate would, to the Clinton-Flood Standby Purchasers’ knowledge, be an “independent director” as defined in the applicable NASDAQ Marketplace Rule and meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act, (D) such Candidate would not require disclosure of any agreement or arrangement pursuant to Nasdaq Marketplace Rule 5250(b)(3), and (E) such Candidate has no previous material business or personal relationship with the Company, Illinois Casualty or, to the Clinton-Flood Standby Purchasers’ knowledge, any of their respective Affiliates or Associates. No person shall be on any Nominee List if any member of the Clinton-Flood Standby Purchasers has reason to believe that it is unlikely that such person would serve as a director if requested. The Company agrees that, if Annette Flood is included in a Nominee List, she would receive the recommendation of the Nominating Committee and be appointed as a Replacement Director by the Board.

(c) At all times while serving as a director, Mr. Clinton (or any Replacement Director) will receive the same benefits of directors’ and officers’ insurance and any indemnity and exculpation arrangements available generally to the other Board members and the same compensation and other benefits for his service as a director as the compensation and other benefits received by the other non-executive Board members.

Section 14. Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date:

(i) by the Company on one hand or the Clinton-Flood Standby Purchasers on the other hand by written notice to the other party hereto, if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after receipt of written notice by such breaching party;

(ii) if, by action of Illinois Casualty’s board of directors, Illinois Casualty shall have decided to abandon the Plan of Conversion;

(iii) if the Plan of Conversion shall have been proposed for approval and adoption at a meeting of the Voting Members and shall have failed to receive approval at such meeting or any adjournment thereof or if the Department shall have stated in writing that it does not approve or intend to approve the Plan of Conversion;

(iv) the Closing has not occurred by December 31, 2017 (the “Outside Date”), provided that the party seeking to terminate this Agreement pursuant to this clause (iv) shall not have failed to perform the covenants, agreements and conditions to be performed by it which has been the primary cause of, or resulted in, the failure of the Closing to occur by the Outside Date; or

(v) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

(b) In the event of termination of this Agreement pursuant to Section 14(a), written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated pursuant to Section 14(a):

(i) there shall be no liability or obligation on the part of the parties hereto or their respective officers and directors, and all obligations of the parties hereto shall terminate, except for (A) the obligations of the parties pursuant to this Section 14(b), and the provisions of Sections 15 through 21 and Section 23, and (B) any liabilities for any breach by the parties of the terms and conditions of this Agreement prior to such termination; and

(ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from any Governmental Entity to which made.

Section 15. Survival. The representations and warranties of the Company and the Clinton-Flood Standby Purchasers contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 16. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by in-person, (ii) on the third (3rd) Business Day after it is mailed if mailed by United States registered or certified mail (return receipt requested) (with postage and other fees prepaid), or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service promising next business day delivery that confirms to the sender delivery on such day, as follows:

(a)	If to the Company, at:	ICC Holdings, Inc. c/o Illinois Casualty Company 225 20th Street Rock Island, Illinois 61201 Attention: Arron K. Sutherland, President and Chief Executive Officer

(b)	If to the Clinton-Flood Standby Purchasers, at:

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 15. If notice is given pursuant to this Section 15 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

Section 17. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. No party to this Agreement may assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

Section 18. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the transactions contemplated by this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 19. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby). The state courts of the County of Philadelphia, Pennsylvania and the United States District Court for the Eastern District of Philadelphia shall have the exclusive jurisdiction over any and all claims, lawsuits and litigation relating to or arising out of this Agreement, the subject matter hereof or the transactions contemplated hereby. Each party hereto hereby irrevocably (a) submits to the personal jurisdiction of such courts over such party in connection with any litigation, proceeding or other legal action arising out of or in connection with this Agreement, and (b) waives to the fullest extent permitted by law any objection to the venue of any such litigation, proceeding or action which is brought in any such court.

Section 20. Severability. If any provision of this Agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 21. Extension or Modification of Rights Offering. Without the prior written consent of R. Kevin Clinton, on behalf of the Clinton-Flood Standby Purchasers, the Company may (a) waive irregularities in the manner of exercise of the Rights, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights.

Section 22. Most Favored Nation. Except as disclosed or set forth herein, during the period from the date of this Agreement through the Closing Date, neither the Company nor its subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its subsidiaries that have the effect of establishing rights, imposing restrictions or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights, restrictions and benefits established with respect to the Clinton-Flood Standby Purchasers in this Agreement, unless, in any such case, this Agreement has been amended to provide the Clinton-Flood Standby Purchasers with such additional rights and benefits or reduced restrictions.

Section 23. Miscellaneous.

(a) The obligations of the Company and Illinois Casualty under this Agreement shall be joint and several.

(b) The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Clinton-Flood Standby Purchasers in this Agreement.

(c) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

ICC HOLDINGS, INC.

By:	/s/ Arron K. Sutherland
Arron K. Sutherland
President and Chief Executive Officer

ILLINOIS CASUALTY COMPANY

By:	/s/ Arron K. Sutherland
Arron K. Sutherland
President and Chief Executive Officer

CLINTON-FLOOD STANDBY PURCHASERS

R. Kevin Clinton Irrevocable Trust for Avery Anne Clinton u/a/d December 13, 2012

By:	/s/ Marilyn J. Clinton
	Name:	Marilyn J. Clinton
	Title:	Trustee

Maximum Standby Purchase Commitment:	75,000

R. Kevin Clinton Irrevocable Trust for Connor Richard Clinton u/a/d December 13, 2012

By:	/s/ Marilyn J. Clinton
	Name:	Marilyn J. Clinton
	Title:	Trustee

Maximum Standby Purchase Commitment:	75,000

R. Kevin Clinton Irrevocable Trust for Colleen Casey Clinton u/a/d December 13, 2012

By:	/s/ Marilyn J. Clinton
	Name:	Marilyn J. Clinton
	Title:	Trustee

Maximum Standby Purchase Commitment:	75,000

R. Kevin Clinton Irrevocable Trust for Ryan Kevin Clinton u/a/d December 13, 2012

By:	/s/ Marilyn J. Clinton
	Name:	Marilyn J. Clinton
	Title:	Trustee

Maximum Standby Purchase Commitment:	75,000

Marilyn J. Clinton Trust Agreement Dated August 29, 2001

By:	/s/ Marilyn J. Clinton
	Name:	Marilyn J. Clinton
	Title:	Trustee

Maximum Standby Purchase Commitment:	150,000

R. Kevin Clinton, IRA

/s/ R. Kevin Clinton
R. Kevin Clinton, an adult individual

Maximum Standby Purchase Commitment:	150,000

Annette E. Flood IRA, Oppenheimer & Co., Cust.

/s/ Annette E. Flood
Annette E. Flood, an adult individual

Maximum Standby Purchase Commitment:	115,000

Clifford T. Flood IRA, Oppenheimer & Co., Cust.

/s/ Clifford T. Flood
Clifford T. Flood, an adult individual

Maximum Standby Purchase Commitment:	85,000

Schedule 1

Clinton Standby Purchasers

R. Kevin Clinton Irrevocable Trust for Avery Anne Clinton u/a/d December 13, 2012

R. Kevin Clinton Irrevocable Trust for Connor Richard Clinton u/a/d December 13, 2012

R. Kevin Clinton Irrevocable Trust for Colleen Casey Clinton u/a/d December 13, 2012

R. Kevin Clinton Irrevocable Trust for Ryan Kevin Clinton u/a/d December 13, 2012

Marilyn J. Clinton Trust Agreement Dated August 29, 2001

R. Kevin Clinton, IRA

Schedule 2

Flood Standby Purchasers

Annette E. Flood IRA, Oppenheimer & Co., Cust.

Clifford T. Flood IRA, Oppenheimer & Co., Cust.